As filed with the Securities and Exchange Commission on September 26, 2012
Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

9965 Federal Drive
Delaware	Colorado Springs, Colorado 80921	84-0997049
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)(Zip code)	(I.R.S. employer identification number)

THE SPECTRANETICS CORPORATION 2006 INCENTIVE AWARD PLAN
(Full title of the plan)

Guy A. Childs
Chief Financial Officer
9965 Federal Drive
Colorado Springs, CO  80921
(Name and address of agent for service)

(719) 633-8333
(Telephone number, including area code, of agent for service)

Copy to:
Douglas R. Wright, Esq.
Faegre Baker Daniels LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203
(303) 607-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	2,074,512 shares	$13.75	$28,524,540	$3,268.91

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of common stock of The Spectranetics Corporation that become issuable under The Spectranetics Corporation 2006 Incentive Award Plan by reason of any stock dividend, stock split, reorganization or other similar transaction effected without the registrant's receipt of consideration that results in an increase in the number of outstanding shares of the registrant's common stock.

(2) Estimated solely for purposes of calculating the registration fee. Based on the average high and low prices reported on the NASDAQ Global Market on September 21, 2012, pursuant to Rule 457(c) and (h).

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 2,074,512 shares of common stock, par value $0.001 per share (“Common Stock”), of The Spectranetics Corporation (the “Company”) available for issuance under The Spectranetics Corporation 2006 Incentive Award Plan, as amended (the “Plan”). Of this amount, 1,700,000 shares of common stock were approved by stockholders on May 31, 2012 and 374,512 shares were awarded under the 1997 Plan and terminated, expired, lapsed, or were settled in cash on or after September 1, 2010. The Plan provides for a plan limit including that number of shares of Common Stock subject to outstanding awards under the 1997 Plan that terminate, expire, lapse for any reason or are settled in cash on or after the effective date of the Award Plan. The Company previously registered an aggregate of 4,182,755 shares of Common Stock for issuance under the Plan pursuant to five Registration Statements on Form S-8 filed with the Securities and Exchange Commission on January 16, 2007 (No. 333-140022), August 14, 2007 (No. 333-145435), November 12, 2008 (No. 333-155282), December 4, 2009 (No. 333-163507), and September 17, 2010 (No. 333-169455). Pursuant to General Instruction E of Form S-8, these registration statements are incorporated herein by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

Part II

Item 6.  Indemnification of Directors and Officers

On March 13, 2012, we entered into indemnification agreements with each of our directors and certain of our officers under which we agreed to indemnify the director or officer to the maximum extent permitted by applicable law from claims arising out of his or her capacity as our director, officer, employee and/or agent. Under the indemnification agreements, we agreed to advance expenses to our directors or officers to the maximum extent permitted by law in connection with any proceeding for which we have agreed to provide indemnification. The contractual rights to indemnification provided by the indemnification agreements are subject to the limitations and conditions specified in those agreements.

The indemnification agreements supersede the 2002 indemnification agreements between us and John Fletcher and Joseph Ruggio as to all material events or occurrences after March 13, 2012.

Item 8.  Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 10.2 previously filed by the Company with its Current Report on Form 8-K filed on June 16, 2009)

3.2	Amended and Restated Bylaws of The Spectranetics Corporation (incorporated by reference to Exhibit 3.2 previously filed by the Company with its Current Report on Form 8-K filed on April 4, 2011)

4.1
Form of Common Stock Certificate of the Company. Incorporated by reference to exhibits previously filed by the Company with its Amendment No. 2 to the Registration Statement, filed January 24, 1992 (File No. 33-44367)

5.1	Opinion of Faegre Baker Daniels LLP

10.1
The Spectranetics Corporation 2006 Incentive Award Plan, as amended (incorporated by reference to Appendix B previously filed by the Company with its Definitive Proxy Statement filed on April 17, 2012)

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on September 26, 2012.

THE SPECTRANETICS CORPORATION

/s/ Scott Drake
By:	Scott Drake
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger Wertheimer as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and on his or her behalf to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT DRAKE	Director, President and Chief Executive Officer (Principal Executive Officer)	September 26, 2012
Scott Drake

/s/ GUY A. CHILDS	Chief Financial Officer (Principal Financial and Accounting Officer)	September 26, 2012
Guy A. Childs

/s/ R. JOHN FLETCHER	Director and Chairman of the Board of Directors	September 26, 2012
R. John Fletcher

/s/ ANNE MELISSA DOWLING	Director	September 26, 2012
Anne Melissa Dowling

/s/ WILLIAM C. JENNINGS	Director	September 26, 2012
William C. Jennings

/s/ B. KRISTINE JOHNSON	Director	September 26, 2012
B. Kristine Johnson

/s/ DANIEL A. PELAK	Director	September 26, 2012
Daniel A. Pelak

/s/ JOSEPH M. RUGGIO, M.D.	Director	September 26, 2012
Joseph M. Ruggio, M.D.

/s/ MARIA SAINZ	Director	September 26, 2012
Maria Sainz

/s/ CRAIG M. WALKER, M.D.	Director	September 26, 2012
Craig M. Walker, M.D.

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 10.2 previously filed by the Company with its Current Report on Form 8-K filed on June 16, 2009)

3.2	Amended and Restated Bylaws of The Spectranetics Corporation (incorporated by reference to Exhibit 3.2 previously filed by the Company with its Current Report on Form 8-K filed on April 4, 2011)

4.1
Form of Common Stock Certificate of the Company. Incorporated by reference to exhibits previously filed by the Company with its Amendment No. 2 to the Registration Statement, filed January 24, 1992 (File No. 33-44367)

5.1	Opinion of Faegre Baker Daniels LLP

10.1
The Spectranetics Corporation 2006 Incentive Award Plan, as amended (incorporated by reference to Appendix B previously filed by the Company with its Definitive Proxy Statement filed on April 17, 2012)

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)

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